EXHIBIT 10.11
                                                                   -------------

                             EXECUTIVE BONUS PLAN OF
                           MGIC INVESTMENT CORPORATION
                                 (the "Company")


The Executive Bonus Plan of the Company in effect for 2000 (which is not contained in a formal plan document), applies to certain officers of the Company, including the executive officers of the Company identified in the Form 10-K for the year ended December 31, 1999. Under the Executive Bonus Plan, if the Company achieves a minimum level of net income for 2000, an executive officer will be eligible for a bonus, depending upon the executive officer's individual performance, within various ranges of up to 200% of such executive officer's base salary, depending on the range applicable to the executive officer.